Exhibit 99.1

FOR IMMEDIATE RELEASE:

Evolv Technology Announces the Results of Its Internal Investigation

Reaffirms Revenue Recognition Impact of $4 to $6 million

Ending Cash Position of Approximately $56 Million as of September 30, 2024, Consistent with Internal Forecasts

Announces Remedial Actions and Organizational Changes, Including the Resignation of the Company’s Chief Financial Officer

Hires Leading Business Advisory Firm, AlixPartners, to Provide Interim Finance and Accounting Resources

Waltham, Massachusetts – November 21, 2024 – Evolv Technology (“Evolv” or the “Company”) (NASDAQ: EVLV), a leading security technology company pioneering AI-based solutions designed to create safer experiences, today announced the results of the internal investigation previously disclosed on October 25, 2024, into certain sales practices that impacted revenue recognition and other metrics.

Results of the Internal Investigation

The investigation is being conducted by an ad hoc committee of independent directors (the “Ad Hoc Committee”) of the Board of Directors (the “Board”) and with the assistance of Debevoise & Plimpton LLP as its legal counsel, Cleary Gottlieb Steen & Hamilton LLP as its independent legal counsel, and Ankura Consulting Group as its forensic accounting firm.

Based on the results of the investigation to date, the Ad Hoc Committee concluded that accounting for certain transactions, including sales to one of the Company’s largest channel partners, was inaccurate and that, among other things, revenue was prematurely or incorrectly recognized in connection with financial statements prepared for the periods between the second quarter of 2022 and the second quarter of 2024 (the “affected periods”). The Company is continuing to evaluate the impact on internal control over financial reporting and expects to report one or more additional material weaknesses in internal control over financial reporting related to this matter.

The Ad Hoc Committee’s previously disclosed estimate that, on a net basis (taking into account revenue that was prematurely recognized but offset by amounts appropriately recognized in subsequent periods), the sales transactions at issue have resulted in premature or incorrect revenue recognition of $4 million to $6 million through June 30, 2024, has not changed, and it is still the case that the vast majority of such revenue was prematurely rather than incorrectly recognized and is expected to be recognized in future periods.

The Ad Hoc Committee confirmed that the errors in revenue recognition did not impact the Company’s cash position. The Company had cash, cash equivalents, marketable securities and restricted cash of approximately $56 million as of the quarter ended September 30, 2024, which was consistent with the Company’s internal forecasts. The Company had no debt as of the end of the quarter.

The Ad Hoc Committee’s key findings also include the following:

•	As previously disclosed, certain sales of products and subscriptions to channel partners and end users, including sales to one of its largest channel partners, were subject to extra-contractual terms and conditions that impacted revenue recognition and other metrics. In addition, the Ad Hoc Committee determined that some of these extra-contractual terms and conditions were not shared with the Company’s accounting personnel, and that certain Company personnel engaged in misconduct in connection with those transactions. Furthermore, these extra-contractual terms and conditions were withheld from the Audit Committee of the Board and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC”).

•	In addition to the preliminary findings disclosed on October 25, 2024, the investigation found that certain accounting personnel were aware of indications of those extra-contractual terms and conditions during affected periods, and that related allegations were raised internally in July 2024 and known to senior finance and accounting personnel, but those allegations were not escalated to the Audit Committee of the Board or communicated to PWC, prior to the filing of the Company’s second quarter 2024 financial statements.

The investigation is largely complete, and the Board does not expect these key findings to change.

Organizational Changes

The Board has determined that new leadership is critical to moving the Company forward. Mark Donohue, the Company’s Chief Financial Officer and principal financial officer and principal accounting officer, resigned. To date, as a result of the investigation, four other employees, including personnel from the Company’s sales, accounting and finance departments, were terminated or resigned.

Retention of AlixPartners to Provide Interim Support and Expedite Reporting Process

The Company has engaged AlixPartners LLP (“AlixPartners”), a leading global business advisory firm, to provide interim finance and accounting support and assist with and expedite the timely preparation of the Company’s restated financial statements and related filings.

Dave Rawden from AlixPartners, a seasoned financial expert with decades of experience serving in senior financial roles, has been appointed as Interim Chief Financial Officer.

Planned Remedial Actions

The Board and management team intend to take further remedial actions over the coming months to enhance risk management, strengthen internal controls and ensure timely and accurate financial reporting. In addition, the Board intends to take steps to further enhance Board oversight and composition, and promote corporate governance and compensation best practices.

The Board, commenting on the internal investigation, stated:

We are grateful for the diligent work of the Ad Hoc Committee, the guidance of our outside experts, tireless effort from our senior management, continued dedication of our employees and patience of our shareholders and other stakeholders throughout this process.

With the investigation concluding, our attention has turned to addressing the issues that led to the misconduct, ensuring that future financial disclosures are timely and accurate, releasing our financial results for the third quarter of 2024 and preparing restated financials for the affected periods. We are committed to pursuing remedial actions that we believe will enhance the reliability of our financial statements and help prevent these issues from occurring in the future.

We are confident that Evolv is well positioned to continue its important work and to achieve its strategic objectives. The Board embraces the Company’s mission of making the world safer and will continue to take steps to advance our vision while delivering long-term value for all stakeholders.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than two billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements made in the Board’s quotes and statements regarding key findings of the investigation, the impact on internal control over financial reporting, planned remedial actions, Board oversight and composition, corporate governance and compensation-related initiatives, the Company’s ability to achieve strategic objectives and future actions to be taken by the Board. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as any such factors may be updated from time to time in our other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as risks related to our leadership transition. The forward-looking statements in this press release are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Media Contact:

Alexandra Smith Ozerkis

aozerkis@evolvtechnology.com

Investor Contact:

Brian Norris

bnorris@evolvtechnology.com

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